As filed with the Securities and Exchange Commission on February 2, 2009
Registration No. 333-127644

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
ON FORM S-3 TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Cyalume Technologies Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-3200738
State or Jurisdiction of	(I.R.S. Employer
Incorporation or Organization	Identification Number)

96 Windsor Street
West Springfield MA 01089
(413) 858-2500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Derek Dunaway
President
Cyalume Technologies Holdings, Inc.
96 Windsor Street
West Springfield MA 01089
(413) 858-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service))

with a copy to:
Mitchell S. Nussbaum, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
(212) 407-4000

Approximate date of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ ___________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐ ___________________

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

THE REGISTRANT HEREBY AMENDS THIS POST EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 on Form S-3 to Form S-1 contains an updated prospectus relating to (i) the offering and sale of shares of common stock issuable upon exercise of warrants that were issued to public investors in connection with the registrant’s initial public offering  and (ii) certain securities issuable upon exercise of an option sold to the representative of the underwriters in connection with such offering, all of which were (together with certain other securities of the registrant) initially registered by Vector Intersect Security Acquisition Corp. on the Registration Statement on Form S-1 (File No. 333-127644) declared effective by the Securities and Exchange Commission on April 25, 2007. All filing fees payable in connection with the registration of these securities were previously paid in connection with the filing of the original registration statement.

Subject to completion, dated February 2, 2009

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the post-effective amendment to registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities.  We are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Cyalume technologies holdings, inc.

8,550,000 Shares of Common Stock
731,250 Common Stock Purchase Warrants

This prospectus relates to 7,087,500 shares of common stock, par value $0.001 per share, of Cyalume Technologies Holdings, Inc. (“Cyalume Holdings” or the “Company” or “we,” “us” or similar words), which are issuable upon the exercise of outstanding common stock purchase warrants issued in our initial public offering pursuant to a prospectus dated April 25, 2007.

This prospectus also relates to the issuance of the following securities issuable upon exercise of the unit purchase option granted to such representative in our initial public offering: (i) 731,250 shares of common stock, par value $0.001 per share, (ii) 731,250 common stock purchase warrants and (iii) 731,250 shares of common stock issuable upon the exercise of the representative’s common stock purchase warrants.

In order to obtain the shares of common stock, the holders of the common stock purchase warrants must pay an exercise price of $5.00 per share.  The holder of the unit purchase option must pay an exercise price of $8.80 per unit in order to receive the common stock and common stock purchase warrants underlying the unit.  The common stock purchase warrants underlying the underwriters’ unit purchase option is $5.50 per share.  We will receive the proceeds from the exercise of all of the common stock purchase warrants and the underwriters’ unit purchase option, including the common stock purchase warrants exercised by the representative and its designees.

Our common stock, common stock purchase warrants and units are traded on the Over-the-Counter Bulletin Board under the symbols “CYLU,” “CYLUW” and “CYLUU,” respectively.  On  January 29, 2009, the closing sale price of the common stock, warrants and units was $9.48, $2.10 and $13.50, respectively.

Investing in our common stock involves a high degree of risk.  See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is [              ], 2009

TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION	2
PROSPECTUS SUMMARY	3
FORWARD-LOOKING STATEMENTS	5
RISK FACTORS	5
USE OF PROCEEDS	5
DETERMINATION OF OFFERING PRICE	6
PLAN OF DISTRIBUTION	6
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	6
LEGAL MATTERS	6
EXPERTS	6

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus and in an applicable prospectus supplement, if any, or in any amendment to this prospectus. We have not authorized any other person to provide you with different information, and if anyone provides, or has provided, you with different or inconsistent information, you should not rely on it. We will not make an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus as well as the information we filed previously with the SEC and incorporated herein by reference is accurate only as of the date of the document containing the information.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC.  You should rely only on the information contained in this prospectus or incorporated by reference.  We have not authorized anyone else to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of common stock.

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read, without charge, and copy the documents we file with the SEC at the SEC’s public reference room at 100 F Street, NE in Washington, D.C.  The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

PROSPECTUS SUMMARY

The Company

We were formed on July 19, 2005 as a blank check company under the name “Vector Intersect Security Acquisition Corporation” in order to serve as a vehicle for the acquisition of an operating business through a merger, capital stock exchange, asset acquisition or other similar business combination, and we completed an initial public offering of our securities in May 2007.

On February 14, 2008, the Company, its wholly-owned subsidiary Cyalume Acquisition Corp. (“Acquisition Subsidiary”), Cyalume Technologies, Inc. (“Cyalume Technologies”) and GMS Acquisition Partners Holdings, LLC (“GMS Acquisition”), the sole stockholder of Cyalume Technologies entered into a stock purchase agreement pursuant to which Acquisition Subsidiary would acquire all of the outstanding stock of Cyalume Technologies.  The stock purchase agreement was amended on October 22, 2008, December 17, 2008 and December 18, 2008 (as amended, the “Stock Purchase Agreement”).  Cyalume Technologies primarily produces products based on a technology whereby light is generated through a chemical reaction, known as chemiluminescence.  On December 19, 2008, our stockholders voted to approve the acquisition, the acquisition was consummated, we changed our name from “Vector Intersect Security Acquisition Corporation” to “Cyalume Technologies Holdings, Inc.”, and we merged Acquisition Subsidiary into Cyalume Holdings.  As a result, Cyalume Holdings owns 100% of the stock of Cyalume Technologies. Holders of 989,647 shares issued in our initial public offering elected to have their shares redeemed.

Pursuant to terms of the Stock Purchase Agreement, at the closing of the acquisition GMS Acquisition received:

▪	$40,346,276 for repayment of indebtedness of Cyalume Technologies;

▪	$425,000 in partial payment of Cyalume’s unpaid acquisition expenses;

▪	6,430,928 shares of the Company’s common stock (based upon an agreed upon value of $7.97 per share); and

▪	$30,164,241 in cash

At the closing of the acquisition, the Company also paid (i) SMH Capital Inc. 150,000 shares of common stock (at an agreed upon value of $8.00 per share) in lieu of $1,200,000 in cash that SMH Capital Inc. was to receive as a finder’s fee, (ii) $3,500 in fees to the escrow agent holding certain shares issued to GMS Acquisition, (iii) $400,000 in fees to the Company’s counsel, in partial payment of accrued legal fees, and (iv) to Rodman & Renshaw, LLC (“Rodman”), in partial payment of $2,068,065 of deferred underwriting expenses (x) $250,000 in cash and (y) 93,750 shares of common stock (having an aggregate value of $750,000 at the agreed upon value of $8.00 per share).  The Company has agreed to pay approximately $925,000 of remaining acquisition expenses to counsel.

On December 31, 2008, the Company entered into an unsecured promissory note in the principal amount of $1,818,065 in favor or Rodman, which subsequently returned its stock certificate for 93,750 shares of common stock.  The initial principal balance of the promissory note represents all amounts due and payable by the Company to Rodman as of the date of issuance.

A summary of our business and operations is included in our definitive proxy statement filed with the SEC on December 4, 2008 which is incorporated herein by reference.

Our principal executive offices are located at 96 Windsor Street, West Springfield, MA 01089.  The telephone number at our executive office is  (413) 858-2500.  Our operating subsidiary maintains a website at www.cyalume.com. The information contained on our website is not a part of, and is not incorporated by reference into, this prospectus.

The Offering

Securities offered
731,250 warrants underlying a unit purchase option and 8,550,000 shares of common stock, consisting of (i) shares of common stock underlying warrants to purchase 7,087,500 shares with an exercise price of $5.00 per share, (ii) 731,250 shares of common stock included as part of the units underlying the underwriters’ unit purchase option, and (iii) 731,250 shares of common stock underlying the warrants included as part of the units underlying the underwriters’ unit purchase option. The warrants expire on April 25, 2012.

Common Stock:

Number of shares outstanding before this offering	13,124,902

Number of shares to be outstanding after this offering	21,674,902 (assuming the exercise of the underwriters’ unit purchase option and the warrants, including the 731,250 warrants underlying the unit purchase option)

Offering proceeds
We will not receive any amounts pursuant to this offering unless the warrants or the underwriters’ unit purchase options are exercised.  Assuming the exercise of the underwriters’ unit purchase option and all the warrants, and further assuming that none of such exercise is effected on a “cashless” basis, we will receive gross proceeds of $39,459,384. We intend to use the proceeds, if any, from the exercise of the common stock purchase warrants and the underwriters’ unit purchase option for working capital, operating expenses and other general corporate purposes. If we have indebtedness at the time the common stock purchase warrants and the underwriters’ unit purchase option are exercised, we may also use proceeds to repay indebtedness. We may also use the proceeds to acquire other companies.

OTC Bulletin Board Symbol of Common Stock	CYLU

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We believe that some of the information in this prospectus constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. However, the safe-harbor provisions of that act do not apply to statements made in this prospectus. You can identify these statements by forward-looking words such as "may," "expect," "anticipate," "contemplate," "believe," "estimate," "intends," and "continue" or similar words. You should read statements that contain these words carefully because they discuss future expectations, contain projections of future results of operations or financial condition or state other "forward-looking" information.

We believe it is important to communicate our expectations to our security holders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language discussed in this prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including among other things:

•	outcomes of government reviews, inquiries, investigations and related litigation;
•	continued compliance with government regulations;
•	legislation or regulatory environments, requirements or changes adversely affecting the business in which we are engaged;
•	fluctuations in client demand;
•	management of rapid growth;
•	general economic conditions;
•	our business strategy and plans; and
•	the results of future financing efforts.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

All forward-looking statements included herein attributable to us are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we do not undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

RISK FACTORS

A discussion of the risk factors relating to an investment in us is included in our proxy statement filed with the Commission on December 4, 2008, which is incorporated herein by reference. You should carefully consider the risk factors discussed in the proxy statement, together with all of the other information included in this prospectus, before you decide whether to exercise your warrants.

USE OF PROCEEDS

We will not receive any amounts pursuant to this offering unless the common stock purchase warrants or the underwriters’ unit purchase options are exercised.  Assuming the exercise of the underwriters’ unit purchase option and all the common stock purchase warrants, and further assuming that none of such exercise is effected on a “cashless” basis, we will receive gross proceeds of $39,459,384.  We intend to use the proceeds, if any, from the exercise of the common stock purchase warrants and the underwriters’ unit purchase option for working capital, operating expenses and other general corporate purposes. If we have indebtedness at the time the common stock purchase warrants are exercised, we may also use proceeds to repay indebtedness. We may also use the proceeds to acquire other companies. There is no assurance that the holders of the unit purchase option or the common stock purchase warrants will elect to exercise any or all of the unit purchase option or the common stock purchase warrants.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of common stock offered hereby is determined by reference to the exercise price of the applicable security. The exercise price of the 7,087,500 public common stock purchase warrants is $5.00 per share, while the exercise price of the 731,250 common stock purchase warrants underlying the underwriters’ unit purchase option is $5.50 per share and the exercise price of the unit purchase option is $8.80.  Each offering price was determined at the time of our initial public offering.

PLAN OF DISTRIBUTION

Pursuant to the terms of the warrants, shares of common stock will be distributed to those common stock purchase warrant holders who surrender the certificates representing the warrants and provide payment of the exercise price through their brokers to our warrant agent, American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038.  Pursuant to the terms of the underwriters’ unit purchase options, shares of common stock and warrants will be distributed to those option holders who surrender the certificates representing the warrants and provide payment of the exercise price to us at our offices.  We do not know if or when the common stock purchase warrants or underwriters’ unit purchase option will be exercised.  We also do not know whether any of the shares acquired upon exercise will be sold.

LEGAL MATTERS

The validity of the securities offered in this prospectus were passed upon for us by Loeb & Loeb LLP, New York, New York.

EXPERTS

The consolidated balance sheets of Cyalume Technologies, Inc. and its subsidiary as of December 31, 2007 and December 31, 2006 and the related consolidated statements of operations, changes in stockholder’s equity (deficit), and cash flows for the year ended December 31, 2007 and for the period from January 24, 2006 to December 31, 2006 appearing in the Company’s proxy statement filed with the Commission on December 4, 2008 have been audited by CCR LLP (formerly knows as Carlin, Charron & Rosen, LLP), independent registered public accounting firm, as set forth in their report incorporated by reference herein. Such financial statements are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The balance sheet of Vector Intersect Security Acquisition Corp. (a corporation in the development state) of December 31, 2007 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the year ended December 31, 2007 and the period from July 19, 2005 (inception) to December 31, 2007 appearing in the Company’s proxy statement filed with the Commission on December 4, 2008, have been audited by Miller, Ellin & Company, LLP, independent registered public accounting firm, as set forth in their report incorporated by reference herein.  Such financial statements are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The balance sheet of Vector Intersect Security Acquisition Corp. (a corporation in the development stage) as of December 31, 2006 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the year then ended and appearing in the Company’s proxy statement filed with the Commission on December 4, 2008 have been audited by Goldstein Golub Kessler LLP, independent registered public accounting firm, as set forth in their report incorporated by reference herein. Such financial statements are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”):

▪	our Annual Report on Form 10-K for the fiscal period ended December 31, 2007;

▪	our Quarterly Reports on Form 10-Q for the fiscal periods ended March 31, 2008, June 30, 2008 and September 30, 2008;

▪
our Current Reports on Form 8-K dated February 14, 2008, April 28, 2008, July 9, 2008, August 7, 2008, September 5, 2008, September 15, 2008, September 22, 2008, November 5, 2008, December 10, 2008, December 17, 2008 and December 31, 2008 (although nothing herein shall be construed to incorporate by reference any item or exhibit of any Form 8-K hereinabove listed that has been furnished but not filed);

▪
our Definitive Proxy Statement dated December 3, 2008 and filed December 4, 2008, Supplement No. 1 dated December 15, 2008 to Proxy Statement dated December 3, 2008 and Supplement No. 2 dated December 18, 2008 to Proxy Statement dated December 3, 2008; and

▪	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering of securities.

Potential investors may obtain a copy of any of the agreements summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings without charge by written or oral request directed to Derek Dunaway, President, Cyalume Technologies Holdings, Inc., 96 Windsor Street, West Springfield, Massachusetts, 01089.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

INDEMNIFICATION

Our certificate of incorporation provides that the Company, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. It further provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized thereby.

Our bylaws provide the Company with the power to indemnify its officers, directors, employees and agents or any person serving at the Company’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by the registrant.  All of such fees and expenses, except for the SEC Registration Fee, are estimated:

SEC registration fee	$0

Transfer agent’s fees and expenses	$2,500

Legal fees and expenses	$10,000

Printing fees and expenses	$10,000

Accounting fees and expenses	$15,000

Miscellaneous fees and expenses	$2,500

Total	$40,000

Item 15. Indemnification of Directors and Officers.

Our Fifth Amended and Restated Certificate of Incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)    To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d)    Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)    Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)     The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g)    A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)    For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)     For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)     The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)    The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

Paragraph B of Article Seventh of our Fifth Amended and Restated Certificate of Incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Item 16.  Exhibits

Exhibit
Number	Description of Document

1.1	Form of Underwriting Agreement (1)

4.1	Form of Unit Purchase Option (1)

4.2	Specimen Common Stock Certificate (1)

4.3	Specimen Warrant Certificate (1)

5.1	Opinion of Loeb & Loeb LLP as to the legality of the securities being registered. (1)

23.1	Consent of Loeb & Loeb LLP (included in Exhibit 5.1). (1)

23.2	Consent of CCR LLP, independent registered public accounting firm.

23.3	Consent of Miller, Ellin & Company, LLP, independent registered public accounting firm.

23.4	Consent of Goldstein Golub Kessler LLP, independent registered public accounting firm.

24	Power of Attorney (1)

(1)      Incorporated by reference to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 18, 2005, and subsequently amended on November 7, 2005, June 9, 2006, August 1, 2006, September 15, 2006, December 13, 2006, February 15, 2007, March 14, 2007, March 27, 2007 and April 3, 2007.

Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that

(A)          subparagraphs (i) and (ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by these subparagraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement; and

(B)          subparagraphs (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by these subparagraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C)           Provided further, however, that subparagraphs (i) and (ii) above do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Springfield, State of Massachusetts, on the 30th day of January 2009.

Cyalume Technologies Holdings, Inc.

By:	/s/ Derek Dunaway
Derek Dunaway
President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Derek Dunaway	President and Chief Executive Officer (Principal Executive Officer)	January 30, 2009
Derek Dunaway

/s/ Michael Bielonko	Secretary and Chief Financial Officer (Principal Financial Officer)	January 30, 2009
Michael Bielonko

/s/ Winston J. Churchill	Chairman of the Board	January 28, 2009
Winston J. Churchill

/s/ Yaron Eitan	Vice Chairman of the Board	January 30, 2009
Yaron Eitan

/s/ Archie Clemins	Director	January 25, 2009
Archie Clemins

/s/ Doron Cohen	Director	January 27, 2009
Doron Cohen

/s/ Thomas G. Rebar	Director	January 28, 2009
Thomas G. Rebar

/s/ Joseph T. Gorman	Director	January 26, 2009
Joseph T. Gorman

/s/ Daniel Gaspar	Director	January 30, 2009
Daniel Gaspar

/s/ General (Ret.) Jack Keane	Director	January 28, 2009
General (Ret.) Jack Keane

/s/ Jason Epstein	Director	January 30, 2009
Jason Epstein

/s/ Yair Shamir	Director	January 30, 2009
Yair Shamir

/s/ Frank Kline	Director	January 26, 2009
Frank Kline

EXHIBIT INDEX

Exhibit
Number	Description of Document

1.1	Form of Underwriting Agreement (1)

4.1	Form of Unit Purchase Option (1)

4.2	Specimen Common Stock Certificate (1)

4.3	Specimen Warrant Certificate (1)

5.1	Opinion of Loeb & Loeb LLP as to the legality of the securities being registered. (1)

23.1	Consent of Loeb & Loeb LLP (included in Exhibit 5.1). (1)

23.2	Consent of CCR LLP, independent registered public accounting firm.

23.3	Consent of Miller, Ellin & Company, LLP, independent registered public accounting firm.

23.4	Consent of Goldstein Golub Kessler LLP, independent registered public accounting firm.

24	Power of Attorney (1)

(1)
Incorporated by reference to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 18, 2005, and subsequently amended on November 7, 2005, June 9, 2006, August 1, 2006, September 15, 2006, December 13, 2006, February 15, 2007, March 14, 2007, March 27, 2007 and April 3, 2007.